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                                                                   Exhibit 10.19

      AGREEMENT dated as of November 7, 1985 between and among Macpherson, Inc., a North Carolina corporation ("Macpherson"), Meistergram, Inc., a Missouri corporation ("Meistergram"), Barudan America, Inc., a North Carolina corporation ("Barudan-America"), and Barudan Co., Ltd., a Japanese corporation ("Barudan-Japan").

                                   WITNESSETH:

      WHEREAS, Macpherson currently has a distributor relationship with Barudan-Japan; and

      WHEREAS, Meistergram is selling certain manufacturing assets to Barudan-America; and

      WHEREAS, the parties hereto desire to establish their future relationships.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereto and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. This Agreement shall continue for a term of ten (10) years following the date hereof, and shall automatically renew for an additional term of five
(5) years thereafter, unless any party hereto shall give notice to the other parties at least thirty (30) days in advance of the termination of the initial ten year term that such party does not desire to continue the Agreement.

      2. It is hereby confirmed that Macpherson and Barudan-Japan shall continue in their existing relationship for the full term of this Agreement, subject to the terms and conditions set forth in the Fundamental Agreement dated September 1, 1981 and the Memorandum Agreement thereto, copies of which are attached as Exhibits A and B hereto, and the course of dealings between the parties
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thereunder. Such agreements shall remain in full force and effect for the term of this Agreement, and except that to the extent such agreements conflict with this Agreement, the terms of this Agreement shall control.

      3. Barudan-America and Barudan-Japan hereby grant Macpherson the exclusive right to sell in the North American Continent (the "Macpherson Territory") all products manufactured, assembled or otherwise produced by Barudan-America or Barudan-Japan (other than products with the Meistergram name affixed thereto as provided in Paragraph 4 hereof), subject to the terms and conditions of this Agreement.

      4. Meistergram hereby grants to Barudan-America the exclusive right worldwide to manufacture, assemble and otherwise produce Products and to affix thereto the Meistergram name. In return therefor, Meistergram shall have the exclusive right to sell all such products with the Meistergram name in all areas of the world (the "Meistergram Territory"). The Macpherson Territory and the Meistergram Territory are herein sometimes collective referred to as the "Territories". Barudan-America hereby agrees that the Meistergram name will be affixed by it to all Products listed in Exhibit C hereto and Exhibit D Hereto; provided, however, that Barudun-America may manufacture, assemble or otherwise product the Products listed in Exhibit D without affixing the Meistergram name if such Products are sold only outside the Macpherson Territory to Geoffrey E. Macpherson, Ltd. or to Macpherson. As to Products manufactured, assembled or otherwise produced by Barudan-America other than as listed in Exhibits C or D, or as to Products developed by Barudan-America or by Barudun-America and Meistergram


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after the date of this Agreement, the parties will determine by mutual agreement if such Products must bear the Meistergram name.

      5. The Meistergram name may be affixed to Products manufactured, assembled or otherwise produced by Baradun-Japan only upon the prior express written consent of Meistergram, which consent may restrict, among other things, the number and type of Barudan-Japan Products which may bear the Meistergram name. Such consent may be withdrawn at any time and may be withheld by Meistergram in its sole discretion.

      6. As used in this Agreement, the term "Products" shall include all monogramming and embroidery machinery and related devices and all other products now or hereafter offered for sale by the parties hereto (including, without limitation, punching machines and repeating machines) and all parts for such machinery and devices. As used in this Agreement, the term "exclusive right to sell" shall mean that the grantor of such right shall refrain from selling from any location in the Territories or to any purchaser located in the Territories and shall take all commercially reasonable steps to ensure that no person or entity other than the holder of such "exclusive right to sell" pursuant to this Agreement shall sell from any location in the Territories or to any purchaser located in the Territories.

      7. (a) Barudan-America and Barudan-Japan shall not permit any other person to use the Meistergram name, or any part thereof, either alone or as part of any other name without the express written consent of Meistergram.

            (b) Barudan-America and Barudan-Japan shall affix the Meistergram name and otherwise use such name only in


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

      connection with products that meet the quality standards that Meistergram shall reasonably prescribe, consistent with the current quality standards of the products of Meistergram.

            (c) Barudan-America and Barudan-Japan shall conduct their business in such a manner as shall maintain the value of the Meistergram name.

            (d) Barudan-America and Barudan-Japan shall use the Meistergram name only in such manner as shall protect Meistergram's ownership and exclusive right to use the Meistergram name.

            (e) Use of the Meistergram name shall be subject to such restrictions, approvals, and investigations and other actions by Barudan-America, Barudan-Japan and Meistergram as shall be necessary or appropriate under the laws of the various jurisdictions in which such name is used to protect Meistergram's ownership and sole and exclusive right to use such name worldwide. Any action by Barudan-America or Barudan-Japan which may reasonably be viewed as jeopardizing Meistergram's rights to such name shall constitute irreparable damage to Meistergram and shall be grounds for enabling Meistergram to obtain an injunction against such acts.

            (f) It is agreed that Meistergram remains the sole owner of the Meistergram name and retains the right to use that name during the term of this Agreement and thereafter. Barudan-America and Barudan-Japan shall furnish Meistergram upon request by Meistergram from time to time with such information as Meistergram shall reasonably determine it requires to


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

      ascertain that Barudan-America and Barudum-Japan are complying with the provisions of this Paragraph 7.

            (g) In the event Barudan-America or Barudan-Japan shall fail to comply with this Paragraph 7 in any manner or in the event of the termination of this Agreement on or prior to the term set forth in Paragraph 1 hereof, Barudan-America and Barudan-Japan shall cease to have any right to use the Meistergram name in any manner whatsoever and all rights to the Meistergram name granted hereunder shall revert to Meistergram.

      8. Barudan-America and Barudan-Japan hereby separately agree that they shall:

            (a) supply such technical training and assistance to Macpherson, Meistergram and their personnel as shall be reasonably appropriate to enable them to sell the Products in their respective territories;

            (b) supply Products to Macpherson and Meistergram in such amounts and within such delivery times as shall be commercially reasonable under the circumstances;

            (c) supply to Macpherson and Meistergram all such varieties of Products as are then in their product line;

            (d) provide Macpherson and Meistergram with such sales brochures, technical manuals and other materials describing the Products as shall be reasonably appropriate to enable them to sell the Products in their respective Territories;

            (e) reimburse Macpherson and Meistergram for 50% of their expenses involved in participating in the Bobbin Show which is currently held each year in Atlanta, Georgia;


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            (f) take all commercially reasonable steps to ensure that Products are not sold to or into the Territories by persons other than Macpherson and Meistergram;

            (g) sell the Products to Macpherson and Meistergram at prices equal to the lowest price such Products are sold to others worldwide;

            (h) stock a sufficient supply of spare parts for Products as shall be reasonably appropriate to enable them to satisfy the requirements of the clients of Macpherson and Meistergram.

      9. Macpherson and Meistergram hereby separately agree as follows:

            (a) they shall use their best efforts to promote sales of the Products in their respective Territories;

            (b) they shall report to Barudan-America and Barudan-Japan their sales targets, sales results and sales prices every six months to the extent such reports are permitted under applicable law;

            (c) they shall provide their customers with such technical support, installation assistance and training as shall be reasonably appropriate to promote sales of the Products in their respective Territories.

      10. All Products subject to this Agreement shall be fully warranted by Barudan-America and Barudan-Japan for all defects of any nature whatsoever discovered before installation or within three months after installation.

      11. Barudan-America shall be paid for Products and spare parts on which the Meistergram name is affixed within sixty (60)


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days following the date of invoice by Barudan-America therefor and shall be paid for all other Products and spare parts within ninety (90) days of invoice; provided in each case that the date of invoice shall not be earlier than the date of shipment.

      12. Barudan-Japan shall be paid for Products within one hundred and eighty
(180) days following the date of the invoice by Barudan-Japan therefor, except that in the case of parts, payment shall be made within one hundred and twenty
(120) days following the date of invoice; provided in each case that the date of invoice shall not be earlier than the date of shipment.

      13. Barudan-Japan and Barudan-America hereby agree to indemnify and hold harmless Macpherson and Meistergram from any and all expenses and costs arising out of any claim of infringement of a patent or similar right by the Products sold by Macpherson or Meistergram hereunder.

      14. In the event of any default of any provision of this Agreement, this Agreement may not be terminated unless the party seeking to terminate shall provide the defaulting party with written notice of the nature of the default and the default shall remain uncured for a period of thirty (30) days after such notice is given; provided, however, that if the defaulting party is using all reasonable commercial efforts to cure the default but the default is not curable within thirty (30) days through the use of reasonable commercial efforts, the defaulting party may cure the default within such period as the default can be cured by reasonable commercial efforts.

      15. In the event any term of the relationship between the parties hereto have not been included in this Agreement then the


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parties hereto agree to discuss that term and negotiate in good faith using their best efforts to reach agreement thereon; provided, however, that failure to reach agreement shall not entitle any party hereto to terminate this Agreement.

      16. All disputes arising out of or in connection with the terms of this Agreement or performance thereof shall be submitted to arbitration in the City of Greensboro, North Carolina under the commercial arbitration rules of the American Arbitration Association. The decision of the arbitrators in any such proceeding shall be final and binding upon all parties.

      17. If any provision of this Agreement is declared invalid then such provision shall be deemed to be amended so as to conform to the requirements for validity as declared at such time, and as so changed shall be deemed to be a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deleted from this Agreement. In either case, the remaining provisions of this Agreement shall remain in full force and effect.

      18. Any notice, requires or demand required or permitted to be given pursuant to this Agreement shall be made in writing and shall be deemed given when it is delivered to the address of the parties hereto set forth beneath their respective names on the execution page of this Agreement.

      19. This Agreement shall be subject to and interpreted in accordance with the laws of the State of North Carolina without regard to its rules of conflicts of laws.

      20. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.


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

      21. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                        MACPHERSON, INC.


                                        By: /s/ Neil Macpherson
                                            --------------------------
                                     Title:
                                            --------------------------
                                   Address:
                                            --------------------------

Attest
                                        MEISTERGRAM, INC.


                                        By:  /s/ Neil Macpherson
                                            --------------------------
                                     Title:
                                            --------------------------
                                   Address:
                                            --------------------------

[ILLEGIBLE]
-------------------
Attest
                                        BARUDAN CO., LTD.


                                        By:  /s/ Yoshio Shibata
                                            --------------------------
                                     Title:
                                            --------------------------
                                   Address:
                                            --------------------------

Attest
                                        BARUDAN AMERICA, INC.


                                        By:   /s/ Yoshio Shibata
                                            --------------------------
                                     Title:
                                            --------------------------
                                   Address:
                                            --------------------------

Attest


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